UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Park Plaza
Suite 1750
 Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 3, 2024, AEON Biopharma, Inc. (the “Company”) issued a press release announcing the preliminary top-line results from its Phase 2 interim analysis of ABP-450 in the preventative treatment of chronic migraine, a copy of which is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information furnished under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On May 3, 2024, the Company announced the preliminary top-line results from its Phase 2 interim analysis of ABP-450 in the preventative treatment of chronic migraine. In a total of 325 analyzed patients randomized to three arms, the primary endpoint of mean reduction in monthly migraine days (MMD) over the period 13-24 weeks, showed a reduction of 8.5 days in the 150 U arm, a reduction of 7.7 days in the 195 U arm, and a reduction of 8.4 days in the placebo arm. These differences did not achieve statistical significance (p=0.9132 in 150 U arm; p=0.3611 in 195 U arm). The numerical reduction in MMDs were in the expected range for the two active arms, but the reduction in the placebo arm was much higher than expected. None of the secondary endpoints met statistical significance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.

Date: May 3, 2024	By:	/s/ Marc Forth
	Name:	Marc Forth
	Title:	Chief Executive Officer